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                                                                    Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Wave Systems Corp.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


KPMG  LLP


Boston, Massachusetts
June 9, 1999